FOR IMMEDIATE RELEASE
Extreme Networks Appoints Jeff White as Chief Revenue Officer
SAN JOSE, Calif., Oct. 1, 2014 -- Extreme Networks, Inc. (NASDAQ: EXTR), a leader in high performance networking, today announced the appointment of Jeff White to the position of chief revenue officer (CRO). As CRO, White is responsible for overseeing Extreme’s global sales and marketing organizations, operating in 80 countries globally.

White brings more than 20 years of networking industry experience, including sales and management leadership roles in the United States and internationally. He most recently served a dual role as president for Cisco’s India and South Asian Association for Regional Cooperation (SAARC) based in Bangalore, India, where he led the sales and financial operations of a $1B division. He was also senior vice president with general management responsibility for an 11,000 person organization spread across the functions of engineering, services, marketing and operations. Prior to that, White was the vice president of Cisco Asia-Pacific, Japan and China Service Provider, a $3.5B segment, where significant growth was achieved under his leadership. Prior to Cisco, White held a number of positions in sales leadership at Ameritech, an Incumbent Local Exchange Carrier, and at Anixter, a national system integrator.

“Jeff’s proven success in leading global organizations to capture market share will be instrumental in driving Extreme’s growth strategy,” said Chuck Berger, president and CEO of Extreme Networks. “Jeff’s addition to our team further demonstrates our commitment and ability to attract the very best talent to Extreme. His career has been highlighted by numerous accomplishments, having nurtured strategic customer relationships within both the enterprise and service provider markets.”

“Extreme Networks offers a unique opportunity, as the company is providing its customers with the most innovative networking technology, completely changing the way we think about network infrastructure and connectivity,” said White. “Extreme Networks unique position as a well-established, resourced Silicon Valley-based company combined with the capability to function as a nimble, fast-growing entrepreneurial organization that can react quickly to market transitions and customer needs is invaluable as we move into our next phase.”

This announcement follows Extreme Networks’ recently introduced global channel program, the Extreme Partner Network (EPN), its unified services portfolio and new products, including its SDN platform.

About Extreme Networks
Extreme Networks, Inc. (EXTR) is setting a new standard for superior customer experience by delivering network-powered innovation and market leading service and support. The company delivers high-performance switching and routing products for data center and core-to-edge networks, wired/wireless LAN access, and unified network management and control. Our award-winning solutions include software-defined networking (SDN), cloud and high-density Wi-Fi, BYOD and enterprise mobility, identity access management and security. Extreme Networks is headquartered in San Jose, CA and has more than 12,000 customers in over 80 countries. For more information, visit the company's website at http://www.extremenetworks.com.
Extreme Networks and the Extreme Networks logo are either trademarks or registered trademarks of Extreme Networks, Inc. in the United States and/or other countries. All other names are the property of their respective owners.

Except for the historical information contained herein, the matters set forth in this press release, including without limitation statements as to the features, performance, and benefits of Extreme Networks products, are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements speak only as of the date. Because such statements deal with future events, they are subject to risks and uncertainties, including network design and actual results of use of the product in different environments. We undertake no obligation to update the forward-looking information in this release. Other important factors that could cause actual results to differ materially are contained in the Company's 10-Qs and 10-Ks that are on file with the Securities and Exchange Commission. http://www.sec.gov.